UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Spyre Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453
NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2026
To the Stockholders of Spyre Therapeutics:
Spyre Therapeutics, Inc. (the “Company”) will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, May 27, 2026, at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/SYRE2026. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)To elect the three Class I director nominees named in the Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
(2)To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
(3)To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
(4)To approve the Company's amended and restated 2016 Employee Stock Purchase Plan; and
(5)To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed April 2, 2026 as the Record Date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 1:00 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors & Media page of the Company’s website at https://ir.spyre.com.
By Order of the Board of Directors,
/s/ Cameron Turtle
Cameron Turtle, D.Phil.
Chief Executive Officer and Director
Waltham, Massachusetts
April 10, 2026
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on May 27, 2026. The Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices and executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. Spyre Therapeutics is the trademark of Spyre Therapeutics, Inc. Other names and brands may be claimed as the property of others.

221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Spyre Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on May 27, 2026 at 12:00 p.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this proxy statement (the “Proxy Statement”). The proxy materials are being made available to our stockholders beginning on or about April 10, 2026.
Why Did I Receive a Notice of Internet Availability?
Pursuant to SEC rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Why Are We Holding a Virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on April 2, 2026 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 78,784,358 shares of our common stock were issued and outstanding. Shares of our preferred stock generally do not have voting rights and holders of our preferred stock are therefore not entitled to vote at the Annual Meeting.
What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/SYRE2026, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 12:00 p.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)Election of three Class I director nominees to serve until the 2029 Annual Meeting of Stockholders (“Proposal 1”);
(2)Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (“Proposal 2”);
(3)Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2025 (“Proposal 3”); and
(4)Approval of the Company's Amended and Restated 2016 Employee Stock Purchase Plan ("Proposal 4").
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2, 3 and 4.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How Many Votes Do I Have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at (800) 690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.
What Happens If I Do Not Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)You may submit new proxy instructions via telephone or the Internet;
(3)You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, either virtually or represented by proxy, must be present at the Annual Meeting to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares of common stock present at the Annual Meeting, either virtually or represented by proxy, may adjourn the Annual Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by American Election Services, the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.
Proposal 2: Non-Binding Advisory Vote on Executive Compensation
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Proposal 3: Ratification of Independent Auditor Appointment
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 4: Approval of Amended and Restated 2016 Employee Stock Purchase Plan
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with our Certificate of Incorporation and Bylaws, the Board has fixed the number of directors constituting the Board at eight. At the Annual Meeting, the stockholders will vote to elect the three Class I director nominees named in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Mark McKenna, Cameron Turtle and Laurie Stelzer for election to our Board. Mr. McKenna was appointed to the Board in February 2024 and was initially identified for a position on our Board by management and other directors, and Ms. Stelzer was appointed to the Board in November 2023 and was initially identified for a position on our Board by a third-party search firm.
Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Information Regarding Director Nominees and Continuing Directors
Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, who are up for election at this meeting for a term expiring at the 2029 Annual Meeting of Stockholders; two Class II directors, whose terms expire at the 2027 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at the 2028 Annual Meeting of Stockholders.
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 10)	Position
Mark McKenna	I	46	Director
Cameron Turtle	I	36	Chief Executive Officer and Director
Laurie Stelzer(1)(2)	I	58	Director
Jeffrey Albers(2)(3)	II	54	Director
Tomas Kiselak(3)	II	39	Director
Peter Harwin(1)	III	40	Director
Michael Henderson(2)	III	36	Director
Sandra Milligan(1)(3)	III	62	Director
(1)Member of the Nominating Committee
(2)Member of the Audit Committee
(3)Member of the Compensation Committee
Class I Director Nominees
Mark McKenna. Mr. McKenna has served as a director since February 2024. Mr. McKenna is the founder of Mirador Therapeutics, Inc., a biotechnology company, and has served as its Chairman and Chief Executive Officer since March 2024. Mr. McKenna has also served as chairman of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), a biotechnology company, since August 2023 and a director at New Amsterdam Pharma (Nasdaq: NAMS), a clinical biopharmaceutical company, since July 2024. In addition, Mr. McKenna has served as a venture partner at Arch Venture Partners, an investment firm, since February 2024 and Senior Advisor at Fairmount Funds Management LLC, a healthcare investment firm, since October 2023. Prior to Mirador, Mr. McKenna served as the President and Chief Executive Officer and a member of the board of directors of Prometheus Biosciences, Inc., a clinical stage biotechnology company, from September 2019 to June 2023, when Prometheus was acquired by Merck & Co, Inc. and as Chairman of the board of Prometheus from August 2021 to June 2023. Prior to Prometheus, Mr. McKenna was a corporate officer of Bausch Health Companies, Inc. and served as President of its subsidiary, Salix Pharmaceuticals, Inc., a pharmaceutical company, from March 2016 through August 2019. Prior to Salix Pharmaceuticals, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch Health Companies, Inc., most recently as Senior Vice President and

General Manager of its U.S. Vision Care business. Mr. McKenna holds a B.S. in marketing from Arizona State University and an M.B.A. from Azusa Pacific University. Mr. McKenna was Ernst & Young's Entrepreneur of the Year in 2023.
We believe Mr. McKenna is qualified to serve on our Board due to his extensive experience as an executive officer in the biopharmaceutical industry.
Cameron Turtle, D. Phil. Dr. Turtle joined us as Chief Operating Officer in June 2023, and was appointed as our Chief Executive Officer and a director in November 2023. Prior to joining the Company, Dr. Turtle was an advisor to Pre-Merger Spyre from May 2023 to June 2023. Previously, he served as Venture Partner at Foresite Labs, a life sciences investment firm, from July 2022 to May 2023; Chief Strategy Officer of BridgeBio Pharma (Nasdaq: BBIO), a biopharmaceutical company, from January 2021 to April 2022; and Chief Business Officer of Eidos Therapeutics (Nasdaq: EIDX), a biopharmaceutical company, from November 2018 to January 2021, where he led business development, investor relations, and multiple operational functions as the company advanced an investigational medicine for a form of heart failure. Prior to joining BridgeBio and Eidos, he was a consultant at McKinsey & Company, where he worked with pharmaceutical and medical device companies on topics including M&A, growth strategy, clinical trial strategy, and sales force optimization. Dr. Turtle has served as a member of the board of directors of Damora Therapeutics, Inc. (Nasdaq: DMRA), a biotechnology company, since March 23, 2026 and Oruka Therapeutics, Inc. (Nasdaq: ORKA), a biotechnology company, from August 2024 to December 2025. Dr. Turtle received his B.S. with honors in Bioengineering from the University of Washington and his D.Phil. in Cardiovascular Medicine from the University of Oxford, St. John’s College. He is the recipient of several awards, including a Rhodes Scholarship, Goldwater Scholarship, Forbes 30 Under 30 and San Francisco Business Times 40 Under 40.
We believe Dr. Turtle is qualified to serve on our Board due to his experience as a leader in building, financing, and shaping biopharma organizations from preclinical development to late-stage clinical trials and commercialization.
Laurie Stelzer. Ms. Stelzer has served as a director since November 2023. Ms. Stelzer served as Chief Financial Officer of Kailera Therapeutics, Inc., a biotechnology company focused on developing therapies for obesity, from January 2025 to October 2025. Prior to joining Kailera, Ms. Stelzer served as Chief Financial Officer of Orna Therapeutics, Inc., a biotechnology company focused on RNA therapeutics, from May 2024 to January 2025. Prior to joining Orna, Ms. Stelzer served as Chief Financial Officer of ReNAgade Therapeutics, Inc., a biotechnology company focused on RNA therapeutics, from September 2023 to May 2024. Prior to joining ReNAgade, Ms. Stelzer served as Chief Financial Officer of Mirati Therapeutics, Inc. (Nasdaq: MRTX), a commercial-stage targeted oncology company, from May 2022 to September 2023. Prior to joining Mirati Therapeutics, Ms. Stelzer served as Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (acquired by Pfizer Inc.), a biopharmaceutical company, from March 2020 until the completion of Pfizer’s acquisition in March 2022. Prior to joining Arena Pharmaceuticals, Ms. Stelzer served as Chief Financial Officer at Halozyme Therapeutics, Inc. (Nasdaq: HALO), a biopharma technology platform company, from June 2015 to March 2020, where she led the Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme Therapeutics, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda Pharmaceutical), including Senior Vice President of Finance, Division Chief Financial Officer for the Regenerative Medicine Division and Head of Investor Relations. Previously, she also worked at Amgen, Inc. (Nasdaq: AMGN), a global biopharmaceutical company, for 15 years, serving in positions of increasing responsibility in the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Ms. Stelzer has served as a member of the board of directors of MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company, since January 2026, Sionna Therapeutics (Nasdaq: SION), a clinical-stage cystic fibrosis company, since 2024, PMV Pharmaceuticals, Inc. (Nasdaq: PMVP), a precision oncology company, since 2020, Surface Oncology, Inc. (Nasdaq: SURF), a clinical-stage immune-oncology company, from 2018 until its acquisition by Coherus in September 2023 and Longboard Pharmaceuticals, a clinical-stage neurology company from 2020 to 2021. Ms. Stelzer received her B.S. in Accounting from Arizona State University and her M.B.A. from University of California, Los Angeles, Anderson School of Management.
We believe Ms. Stelzer is qualified to serve on our Board because of her financial expertise and experience within the biopharmaceutical industry.
Class II Directors Continuing in Office
Jeffrey Albers. Mr. Albers has served as a director since November 2023. Mr. Albers has over 25 years of experience working in the biopharmaceutical industry and bringing important new medicines to patients with cancer and rare diseases. He currently serves as Venture Partner at Atlas Venture, a venture capital firm focused on investment in biotechnology companies, since January 2023. Mr. Albers served as Chairman of Blueprint Medicines Corporation (Nasdaq: BPMC), a global precision therapy company, from June 2021 to July 2025, Executive Chairman from April 2022 to December 2022 and as Chief Executive Officer, President and Director from July 2014 to June 2021. Prior to joining Blueprint Medicines in July 2014, Mr. Albers was President of Algeta ASA, a Norwegian biotechnology company from January 2012 to April 2014, where he oversaw the U.S. business. Prior to Algeta ASA, from July 2005 to November 2011, Mr. Albers was at Genzyme Corporation, a biotechnology company that is now a wholly owned subsidiary of Sanofi S.A., most recently as Vice President of the U.S. hematology and oncology business unit. Mr. Albers serves on the board of directors of Kymera Therapeutics, Inc. (Nasdaq: KYMR) and several private companies, and previously served on the board of directors of Magenta Therapeutics, Inc. (which later became Dianthus Therapeutics, Inc. (Nasdaq: DNTH)) from July 2017 to September 2023. Mr. Albers received a B.S. from Indiana University and an M.B.A. and a J.D. from Georgetown University.
We believe Mr. Albers is qualified to serve on our Board due to his extensive leadership experience in the biopharmaceutical industry.
Tomas Kiselak. Mr. Kiselak has served as a director since June 2023. Mr. Kiselak is a Founding Partner at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak currently serves as the chairman of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN) since October 2020 and as a director for Apogee Therapeutics, Inc. (Nasdaq: APGE) since July 2023, Jade Biosciences, Inc. (Nasdaq: JBIO) since April 2025, and Zenas BioPharma, Inc. (Nasdaq: ZBIO) since September 2024, as well as several private companies. Mr. Kiselak previously served as a director for Dianthus Therapeutics, Inc. (Nasdaq: DNTH) from September 2023 to March 2025. He received a B.S. in neuroscience and economics from Amherst College.
We believe Mr. Kiselak is qualified to serve on our Board because of his experience advising biotechnology companies and as a manager of funds specializing in the area of life sciences.
Class III Directors Continuing in Office
Peter Harwin. Mr. Harwin has served as a director since June 2023. Mr. Harwin is a Founding Partner at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Harwin was a member of the investment team at Boxer Capital, LLC, an investment fund that was part of the Tavistock Group, based in San Diego. Mr. Harwin also serves as chairman of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT), where he has served as a director since July 2020 and Crescent Biopharma, Inc. (Nasdaq: CBIO), where he has served as a director since June 2025, and has served as a director of Apogee Therapeutics, Inc. (Nasdaq: APGE) since July 2023, Damora Therapeutics, Inc. (Nasdaq: DMRA) since November 2025, Oruka Therapeutics, Inc. (Nasdaq: ORKA) since August 2024 and Paragon Therapeutics, Inc. (“Paragon”), a private company. Mr. Harwin previously served as a director for Viridian Therapeutics, Inc. (Nasdaq VRDN) from October 2020 to March 2025. Mr. Harwin holds a B.B.A. from Emory University.
We believe Mr. Harwin is qualified to serve on our Board because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.
Michael Henderson, M.D. Dr. Henderson has served as a director since June 2023. Dr. Henderson has served as Chief Executive Officer of Apogee Therapeutics, Inc. (Nasdaq: APGE), a biotechnology company, since September 2022 as well as a member of its board of directors since June 2023. Dr. Henderson is an experienced biotechnology executive with expertise in business leadership, drug development, and commercial strategy. He has overseen the creation of multiple companies, launched a significant number of drug development programs, and led teams to two FDA approvals, to date. Prior to joining Apogee, Dr. Henderson served as Chief Business Officer of BridgeBio Pharma, Inc. (Nasdaq: BBIO), a commercial-stage biopharmaceutical company, from January 2020 to September 2022, where he was responsible for furthering the overarching strategy of BridgeBio, identifying and investing in new technologies and running business development and operations. Prior to holding that position, he spent two years serving as BridgeBio’s Senior Vice President, Asset Acquisition, Strategy and Operations, where he was responsible for business development, strategy and operations. Dr. Henderson joined BridgeBio as Vice President of Asset Acquisition, Strategy and Operations in April 2016. Dr. Henderson also served as the Chief Executive Officer of a number of BridgeBio’s subsidiaries. Prior to BridgeBio, Dr. Henderson worked at McKinsey & Company, a global management consulting firm, from January 2015 to April 2016 and prior to that, he co-founded PellePharm, Inc., a biotechnology company, in August 2011. Dr. Henderson previously served on the board of directors of ARYA Sciences Acquisition Corp IV (Nasdaq: ARYD), a special purpose acquisition company focused on the healthcare industry, from February 2021 to August 2024. Dr. Henderson received his B.A. in global health from Harvard University and his M.D. from Stanford University.
We believe Dr. Henderson is qualified to serve on our Board because of his experience in business leadership, drug development and commercial strategy in the area of life sciences.
Sandra Milligan, M.D., J.D. Dr. Milligan has served as a director since May 2024. Dr. Milligan has served as SVP, Global Regulatory Affairs of Daiichi Sankyo, Inc. since February 2025. Prior to joining Daiichi, Dr. Milligan served as Interim CEO of Aspira Women’s Health (Nasdaq: AWH), a bio-analytical based women’s health company focused on the development of gynecologic disease diagnostic tools, from December 2024 to January 2025, and as President from April 2024 to February 2025. Previously, from 2020 to 2024, Dr. Milligan served as the Head of Research and Development of Organon & Co. (NYSE: OGN), a global healthcare company, and, from 2015 to 2020, as Senior Vice President and Head of Global Regulatory Affairs and Clinical Safety of Merck & Co. (NYSE: MRK), a global healthcare company. Previously, from 2012 to 2015, she served as Vice President of Product Development Regulatory for Genentech, Inc., a biotechnology company, and, from 2002 to 2012, she was at Amgen Inc. (Nasdaq: AMGN), a biotechnology company, in positions of increasing responsibility across legal and regulatory affairs functions. Dr. Milligan served in the United States Army Medical Corps from 1987 to 1994. Dr. Milligan has served as a member of the board of directors of Gossamer Bio, Inc. (Nasdaq: GOSS), a biopharmaceutical company, since June 2021. Dr. Milligan was on the board of directors of the Drug Information Association, or DIA, from 2011 to 2017, including serving as chair, and is now a DIA fellow. Dr. Milligan received a B.S. in Biology and a B.A. in Psychology from the University of California, Irvine. Additionally, she is a graduate of George Washington University School of Medicine and received a J.D. from the Georgetown University Law Center.
We believe Dr. Milligan is qualified to serve on our Board because of her leadership experience in the biopharmaceutical industry and her expertise in clinical development and regulatory affairs, including within Inflammatory Bowel Disease.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the Class I director nominees set forth above.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the rules of the SEC and pursuant to the Dodd-Frank Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.
The say-on-pay vote is a non-binding vote on the compensation of our “named executive officers,” as described in this Proxy Statement in the “Compensation Discussion & Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure. The say-on-pay vote is not a vote on our general compensation policies or compensation of our Board. Stockholders are urged to read the “Compensation Discussion & Analysis” section of the Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy. Our Compensation Committee and Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
We are required to hold a say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay vote is expected to occur in 2027.
Board Recommendation
The Board recommends a vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR APPOINTMENT
Our Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. In this Proposal 3, we are asking stockholders to vote to ratify this appointment. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.
Stockholder ratification of the appointment of KPMG as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the committee will reconsider its appointment. Even if the appointment is ratified, the committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Recent Change in Independent Auditor
Dismissal of Independent Registered Public Accounting Firm
As previously reported on the Company's Current Report on Form 8-K filed with the SEC on March 6, 2025, on February 28, 2025, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective immediately. PwC served as the independent registered public accounting firm of the Company since 2014.
The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's fiscal years ended December 31, 2024 and 2023 and the subsequent interim period from January 1, 2025 to February 28, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness identified as of December 31, 2024 related to the Company not designing and maintaining effective controls to evaluate the treatment of the Company’s Series A non-voting convertible preferred stock ("Series A Preferred Stock") and Series B non-voting convertible preferred stock ("Series B Preferred Stock") for the purpose of calculating earnings per share under the two-class method, which resulted in a restatement of the consolidated financial statements for the year ended December 31, 2023.
The Company provided PwC with a copy of the disclosures made in this section and requested PwC to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of PwC’s letter to the SEC dated March 6, 2025 regarding these statements was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2025.
Appointment of New Independent Registered Public Accounting Firm
On February 28, 2025, the Audit Committee, after conducting a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, appointed KPMG as the independent registered public accounting firm of the Company for the year ending December 31, 2025, effective immediately.
During the Company’s fiscal years ended December 31, 2024 and 2023 and the subsequent interim period from January 1, 2025 to February 28, 2025, neither the Company nor anyone on its behalf consulted KPMG regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees for the fiscal years ended December 31, 2025 and 2024
The following table summarizes the audit fees billed and expected to be billed by KPMG and PwC for the fiscal years ended December 31, 2025 and 2024, respectively, and the fees billed by KPMG and PwC for all other services rendered during the fiscal years ended December 31, 2025 and 2024, respectively. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2025	2024

Audit Fees(1)	$1,032,594	$1,855,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	116,025	67,990
All Other Fees(4)	—	2,125

Total Fees	$1,148,619	$1,925,115

(1)Consists of fees for professional services rendered for the integrated audit of our financial statements, review of our interim condensed financial statements, professional consultations with respect to accounting matters and assistance with registration statements filed with the SEC and services that are normally provided by KPMG and PwC in connection with statutory and regulatory filings or engagements. Included in our 2025 and 2024 audit fees are fees of $100,000 and $115,000 respectively, related to comfort letter fees. 2024 also includes $280,969 in fees billed subsequent to the filing of the proxy statement for our 2025 annual meeting of stockholders.
(2)Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)Consists of fees for all other services.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or non-audit services. The committee does not delegate its responsibility to pre-approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve audit and non-audit services to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any pre-approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with the Company’s management and with KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit Committee:
Laurie Stelzer (Chair)
Jeffrey Albers
Michael Henderson
Board Recommendation
The Board recommends a vote “FOR” this proposal.

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2016 EMPLOYEE STOCK PURCHASE PLAN

General

The Spyre Therapeutics, Inc. 2016 Employee Stock Purchase Plan was originally effective in April 2016 in connection with our initial public offering and subsequently amended effective June 7, 2018 and January 31, 2024 (the “2016 ESPP”). The 2016 ESPP was scheduled to terminate on April 6, 2026. In order to continue offering the ability to participate in an employee stock purchase plan uninterrupted, on September 3, 2025, the Board of Directors approved an amendment and restatement of the 2016 ESPP (the “A&R 2016 ESPP”) to be effective January 1, 2026, subject to stockholder approval.

The purpose of the A&R 2016 ESPP is to provide eligible employees with a means of acquiring an equity interest in the Company and to enhance such employees’ sense of participation in the Company’s affairs. The A&R 2016 ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code; however, offerings that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company (the “Non-Section 423 Component”).

In addition to removing the expiration of the 2016 ESPP, the A&R 2016 ESPP provides for the reservation of 1,056,096 shares of common stock for issuance and incorporates other ministerial changes.

If the A&R 2016 ESPP is not approved, the ongoing offering period will be terminated and accumulated contributions will be returned to participants. If the A&R 2016 ESPP is approved, we will file with the SEC a registration statement on Form S-8 to register the shares available for issuance thereunder.

Summary of the A&R 2016 ESPP

The following description of the A&R 2016 ESPP is not intended to be complete and is qualified in its entirety by the complete text of the A&R 2016 ESPP, a copy of which is attached as Annex A to this proxy statement. Stockholders are urged to read the A&R 2016 ESPP in its entirety.

Administration

The A&R 2016 ESPP is administered by the Compensation Committee or another committee designated by the Board of Directors to administer, which is referred to herein as the “Administrator.” All questions of interpretation or application of the A&R 2016 ESPP are determined by the Administrator, whose decisions are final and binding upon all participants. The Administrator may adopt rules or procedures relating to the operation and administration of the A&R 2016 ESPP to accommodate the specific requirements of local laws and procedures, including for participants outside of the United States pursuant to the Non-Section 423 Component.

Stock Subject to ESPP

A total of 1,056,096 shares of common stock is reserved for issuance under the A&R 2016 ESPP, subject to certain adjustments in the event of a change in the Company’s capitalization. Shares of common stock issued under the A&R 2016 ESPP may be shares of authorized but unissued common stock, common stock held as treasury shares, or common stock acquired in an open-market transaction.

If the total number of shares to be purchased by all participants on any exercise date (as defined below) exceeds the number of shares remaining available for issuance under the A&R 2016 ESPP, the Administrator may make a pro rata allocation of the remaining available number of shares in as uniform a manner as possible and as the Administrator determines to be equitable.

The closing price of our common stock, as reported on Nasdaq as of April 2, 2026, was $47.58.

Eligibility

All employees of the Company or a participating subsidiary of the Company who customarily work for more than 20 hours per week and more than five months in any calendar year and satisfy the requirements set forth in the A&R 2016 ESPP will be eligible to participate in the A&R 2016 ESPP. However, any employee who would own (or pursuant to Section 424(d) of the Code would be deemed to own) more than 5% of the voting power or value of the common stock immediately after a grant under the A&R 2016 ESPP is not eligible to participate. The Administrator may also, in its discretion, establish additional requirements for participation, subject to the limitations set forth in Section 423 of the Code. No participant may purchase more than $25,000 of common stock in any one calendar year or more than the maximum number of shares established by the Administrator prior to the commencement of such offering period. For the initial offering, the maximum number of shares per participant is 2,000 shares. As of April 2, 2026, approximately 111 employees are eligible to participate in the A&R 2016 ESPP.

Offering Periods

The A&R 2016 ESPP is generally implemented by a series of “offering periods”. The first offering period began on January 1, 2026 and will end on June 30, 2026 with subsequent offering periods and purchase periods lasting for six months and ending every December 31 and June 30.

Payroll Deductions

For the initial offering period, all participants of the offering period under the 2016 ESPP that ended immediately prior to its amendment and restatement on January 1, 2026 were automatically enrolled unless the participant chose to withdraw from the A&R 2016 ESPP. To participate in a future offering period, an eligible employee must submit an enrollment agreement prior to the applicable enrollment date (or such earlier date as determined by the Administrator). Once enrolled in the A&R 2016 ESPP, a participant can purchase shares of common stock with payroll deductions at the end of the applicable offering period. Once an offering period is over, a participant is automatically enrolled in the next offering period unless the participant chooses to withdraw from the A&R 2016 ESPP.

Each enrollment agreement will request a deduction in an amount expressed as a whole percentage between 1% and 15% and all payroll deductions will be credited to the eligible employee’s account. No interest will be paid on any amount held in the account of any eligible employee.

Option Grant

On the first trading day of each offering period, each eligible employee automatically will be granted an option to acquire shares of common stock on the exercise date. All participants granted options under the A&R 2016 ESPP will have the same rights and privileges consistent with the requirements set forth in Section 423 of the Code. No eligible employee will be permitted to purchase more than shares of common stock during each purchase period.

Purchase Price

The price per share at which shares are purchased under the A&R 2016 ESPP is 85% of the lesser of the fair market value of the common stock on the first day of the offering period or the fair market value of the common stock on the last day of the offering period.

Exercise of Options

At the end of each offering period, unless the participant has withdrawn from the A&R 2016 ESPP, payroll deductions are applied automatically to purchase shares of common stock at the price described above. The number of shares purchased is determined by dividing the payroll deductions by the applicable purchase price, rounded down to the nearest whole share.

Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be returned to the participant, without interest; however, the Administrator may determine that such amounts may be carried forward into the next offering period. Any other amounts of payroll deductions in a participant’s account that are not used for the purchase of shares of common stock, whether because of the participant’s withdrawal, because the amount would enable the participant to purchase more than the maximum number of shares, or for any other reason, will be returned to the participant, without interest, as soon as administratively practicable after such withdrawal, exercise date or other event, as applicable.

Cancellation and Withdrawal

Participants may cancel all (but not less than all) of their options and terminate their enrollment by submitting a signed and completed withdrawal form before any deadline established by the Administrator for such offering period. Upon such withdrawal, the balance in the participant’s account will be returned to the participant, without interest.

Termination of Employment or Eligibility

Upon the termination of a participant’s employment with the Company (or a participating subsidiary, as applicable) for any reason or if a participant loses eligibility to participate in the A&R 2016 ESPP, the participant’s participation in the A&R 2016 ESPP is immediately terminated, the balance in the participant’s account will be returned to the participant (or his or her estate or designated beneficiary in the event of the participant’s death), without interest, as soon as administratively practicable, and the participant will have no other rights under the A&R 2016 ESPP.

Transferability

Rights to purchase common stock under the A&R 2016 ESPP and accumulated contributions may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by a participant, and rights to purchase common stock under the A&R 2016 ESPP may be exercised during a participant’s lifetime only by the participant.

Adjustments Upon Capital Changes

In the event of any stock dividends, recapitalizations, stock splits, reverse stock splits, subdivisions, combinations, reclassifications or similar changes in the capital structure of the Company without consideration, the Administrator will appropriately adjust the number and class of shares available under the A&R 2016 ESPP, the share limits under the A&R 2016 ESPP and the applicable purchase price of such shares in any ongoing offering period.

Corporate Transactions

If we experience a corporate transaction, any offering period that commenced prior to the closing of the proposed change in control transaction will be shortened and terminated on a new purchase date. The new purchase date will occur prior to the closing of the proposed change in control transaction and our A&R 2016 ESPP will then terminate on the closing of the proposed change in control.

Amendment and Termination

The Administrator may amend, suspend or terminate the A&R 2016 ESPP at any time and, in the event of a termination of the A&R 2016 ESPP, may terminate all outstanding offering periods (and return each participant’s account balance to the participant) or allow outstanding offering periods to expire in accordance with their terms. The A&R 2016 ESPP will continue in effect until terminated by the Administrator.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to the grant and exercise of rights under the A&R 2016 ESPP that qualify under Section 423 of the Code, based on federal income tax laws in effect on the date of this proxy statement/prospectus. The exact federal income tax treatment of options under the A&R 2016 ESPP will depend on the specific nature of any such option and the individual tax attributes of the participant. The following summary is not intended to be exhaustive and, among other considerations, does not describe gift, estate, social security, state, local or international tax consequences. In addition, if an offering under the Non-Section 423 Component is established for employees of non-U.S. subsidiaries, the tax rules may be different than discussed below.

The A&R 2016 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and, as a result, employees who participate in the A&R 2016 ESPP will be afforded favorable tax treatment subject to meeting certain requirements specified by the Code. In general, there are no federal income tax consequences to a participant upon the grant of the option to purchase shares under the A&R 2016 ESPP at the beginning of an option period or upon its exercise on the exercise date at the end of an option period. Upon the disposition of shares of common stock acquired upon exercise of an option, the participant will generally be subject to tax and the nature and amount of the tax will depend on whether the employee has satisfied the statutory holding period.

If the employee holds shares acquired under the A&R 2016 ESPP for at least two years from the grant date of his or her option and at least one year from the date he or she acquired the shares (referred to as the “statutory holding period”), any gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date (i.e., the first day of the option period) exceeded the exercise price for the option, or (ii) the amount by which the fair market value of the shares on the date of sale exceeds the exercise price of the option. Any additional gain or loss will be taxed as long-term capital gain or loss.

If the participant sells or otherwise disposes of the shares before the expiration of the statutory holding period, then in the year of such “disqualifying” disposition, the participant will be required to recognize ordinary income equal to the difference between the fair market value of the shares on the date of the exercise of the option and the exercise price of the option. Any additional gain or loss will be short-term or long-term capital gain or loss depending on the length of time the employee has held the shares.

The Company is not entitled to any deduction with respect to the difference between the fair market value of the common stock and the option exercise price if the participant satisfies the statutory holding period described above. If shares are sold before the statutory holding period is satisfied, the Company (or, if applicable, the affiliate employer) is entitled to a tax deduction for any ordinary income recognized by the participant.

2016 ESPP Benefits

The table below shows the number of shares purchased under the 2016 ESPP by the individuals and groups identified below since its inception (giving effect to our reverse stock split in September 2023). No non-employee directors have ever participated in the 2016 ESPP.

Name and Position	Number of Shares Purchased
Cameron Turtle, Chief Executive Officer	1,033
Scott Burrows, Chief Financial Officer	—
Sheldon Sloan, Chief Medical Officer	—
Heidy King-Jones, Chief Legal Officer and Corporate Secretary	2,159
All current executive officers as a group (4 persons)	3,192
All current employees other than executive officers as a group	58,200

New Plan Benefits

The benefits that will be received by or allocated to eligible employees under the A&R 2016 ESPP cannot be determined at this time because the amount of payroll deductions contributed to purchase shares of common stock under the A&R 2016 ESPP is entirely within the discretion of each participant (subject to the limitations discussed above). With respect to the offering period that commenced on January 1, 2026, Heidy King-Jones and 37 other employees have elected to participate, but the number of shares of common stock that may be acquired is not determinable until the completion of the offering period on June 30, 2026.

For information about our equity compensation plans as of December 31, 2025, see “Securities Authorized for Issuance under Equity Compensation Plans” on page 49.
Board Recommendation
The Board recommends a vote “FOR” this proposal.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at https://ir.spyre.com/corporate-governance under “Governance Documents.”
Our Governance Structure and Philosophy
Our governance practices reflect the environment in which we operate and are designed to support our mission to create next-generation inflammatory bowel disease (IBD) and other immune-mediated disease products by combining best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches. Spyre is a recently public, pre-revenue clinical stage biotechnology company in an evolving industry, with a focus on developing our candidate pipeline through both business development and internal research efforts, and, like other companies in the biotechnology industry, faces extreme stock price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board believes our current governance structure enables the management team to act with deliberation and to focus on delivering long-term value to stockholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or stockholders generally. This structure includes the following elements:
•Classified board: our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporation transactions.
•Supermajority voting: the voting standard for most items is a majority of shares present and entitled to vote on the proposal, but 2/3 of the outstanding shares are needed to amend certain provisions of our Certificate of Incorporation and Bylaws and remove directors. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.
•Plurality voting for directors: our directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election.”
•Stockholders cannot call special meetings or act by written consent: stockholders can propose business at each annual meeting (in accordance with our advance notice bylaws and Rule 14a-8) but cannot call a stockholder vote in between annual meetings or act by written consent. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of stockholders acting to further short-term special interests) from executing on our long-term strategy.
Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and stockholders and values input from our stockholders on this topic.
Board Composition
Director Nomination Process
The Nominating Committee is responsible for, among other things, engaging in succession planning for directors and identifying qualified individuals to become members of the Board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and to assess the criteria that may be needed in the future, and identifying, reviewing the qualifications of and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:
•Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.
•Finance & Accounting: experience or expertise in finance, accounting, financial reporting processes and capital markets.
•Biotechnology Industry: experience and knowledge of the biotechnology industry, in particular regarding therapeutics for autoimmune and inflammatory diseases.
•Clinical Development: experience driving the development of therapeutics, including the design and management of clinical trials.
•Drug Approval Planning/Commercialization: experience driving the planning process for new drug approvals, including medical affairs, and managing commercialization operations for approved drug candidates, including product manufacturing, pricing, reimbursement, marketing and distribution.
•Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.
•Operations & Administration: experience managing corporate operations, including in the areas of human resources, legal, regulatory, public relations and product quality.
•Portfolio Management: experience managing investments or driving business development, including collaborations, licensing transactions, M&A and joint ventures/partnerships.
•Science & Research: expertise or research experience in scientific disciplines related to biotechnology (e.g., biology, chemistry, medicine).
In addition to the above, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.
Board Diversity
The Board and the Nominating Committee seek to achieve a variety of perspectives, experiences and occupational and personal backgrounds on the Board. As part of the search process for new directors, the Nominating Committee endeavors to include women and minority candidates within its broader pool of candidates from which Board nominees ultimately are considered holistically and chosen through a merit-based process.
The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.
Director Time Commitments

While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Corporate Governance Guidelines, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. In this regard, the Company has adopted specific limits on the number of other public company boards upon which a director may sit. Ordinarily, directors may not serve on the boards of more than five public companies and the CEO and directors who are executive officers of public companies may not serve on the board of more than three public companies. At least once annually, the Nominating Committee considers directors’ adherence to these expectations, and directors are expected to obtain the approval of the Nominating committee before accepting a seat on the board of another for-profit organization.
Stockholder Recommendations for Directors
It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”
Board Leadership Structure
Mr. Albers serves as our independent Chair of the Board ("Chair") while Dr. Turtle serves as our Chief Executive Officer. We do not have a policy regarding whether the roles of the Chair and the CEO should be separate or combined, and our Board believes that we should maintain our flexibility to select the Chair and CEO and determine the appropriate leadership structure, from time to time, based on criteria that are in our best interests and the best interests of our stockholders. Our Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At any time when the Chair is not independent or there is not a Chair, the independent directors of the Board will designate an independent director to serve as lead independent director for a period of at least one year.
Currently, the roles of Chair and the CEO are separate, and the Chair is an independent director. The Board believes that this structure is appropriate for the Company as the independent Chair’s leadership of the Board and oversight of corporate governance matters enables our CEO to focus on leading the Company’s business and developing our drug candidate pipeline.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chair. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.
The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Director Independence
Our Board determines the independence of our directors by applying the applicable rules, regulations and listing standards of Nasdaq Stock Market (“Nasdaq”). These provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with us which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.
Applying these standards, our Board reviews the independence of our directors, taking into account all relevant facts and circumstances. Our Board has determined that the following members of our Board are currently independent under Nasdaq listing rules: Drs. Henderson and Milligan, Ms. Stelzer and Messrs. Albers, Harwin and Kiselak. Dr. Turtle is not independent as he is our CEO, and Mr. McKenna is not independent due to his consulting arrangement with the Company.
All members of our Audit Committee, Compensation Committee and Nominating Committee must be independent directors under the Nasdaq listing rules. Members of the Audit Committee and Compensation Committee also must satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of our Audit Committee, Compensation Committee and Nominating Committee satisfy the relevant independence requirements for such committees.

Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://ir.spyre.com/corporate-governance under “Committee Charters.”

Name	Audit Committee	Compensation Committee	Nominating Committee
Jeffrey Albers	X	Chair
Peter Harwin			X
Michael Henderson	X
Tomas Kiselak		X
Mark McKenna
Sandra Milligan		X	Chair
Laurie Stelzer	Chair		X
Cameron Turtle
# of Meetings in 2025	5	5	2
Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, qualifications and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.
Ms. Stelzer qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our executive officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of the goals and objectives and setting or recommending to the Board the CEO’s compensation based on the committee’s evaluation. This also includes reviewing and recommending to the Board for approval the frequency with which we will conduct Say-on-Pay votes and supporting our engagement efforts with stockholders on the subject of executive compensation. The committee also oversees the evaluation of other executive officers and sets or recommends to the Board the compensation of such executive officers based upon the recommendation of the CEO, administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans and oversees our strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, workplace environment and culture, and talent development and retention.
The Compensation Committee may delegate its duties and responsibilities to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Alpine Rewards, LLC in 2025 (“Alpine”) to provide advice regarding the amount and form of executive and director compensation. The committee reviewed Alpine’s independence in light of SEC rules and has affirmatively determined that the work performed by Alpine does not raise any conflict of interest.
Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, identify individuals qualified to become members of the Board, recommend director candidates to the Board, including for election or reelection to the Board at each annual stockholders’ meeting, and perform a leadership role in shaping the Company’s corporate governance. In addition, the committee is responsible for developing and recommending to the Board criteria for identifying and evaluating qualified director candidates and developing and recommending to the Board a set of corporate governance principles. The committee is also responsible for making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees and oversees sustainability matters relevant to the Company's business, including Company policies, activities and opportunities.
Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, compliance and information technology and cybersecurity.
•The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs and human capital management practices.
•The Nominating Committee is responsible for overseeing management of risks related to director succession planning, corporate governance practices and sustainability matters.
Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.
Other Corporate Governance Practices and Policies
Director Attendance
The Board met seven (7) times during 2025. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.
Directors are encouraged to attend the annual meeting of stockholders. Eight (8) of our directors then serving on the Board attended our 2025 Annual Meeting of Stockholders.
Stockholder Communications
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board oversees the Company’s stockholder engagement efforts.

Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at https://ir.spyre.com/corporate-governance under “Governance Documents.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable SEC or Nasdaq rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable.
As part of these policies and procedures, we prohibit our directors, officers, employees and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
DIRECTOR COMPENSATION

Each of our non-employee directors receives compensation pursuant to the non-employee director cash and equity compensation program. This program provides for the following annual cash retainers;

Annual Cash Retainer	$40,000
Annual Board Chair Retainer:	$35,000
Audit Committee Retainers
Chair	$20,000
Non-Chair Member	$10,000
Compensation Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Nominating and Corporate Governance Committee Retainers:
Chair	$10,000
Non-Chair Member	$5,000

Each non-employee director who initially joins our Board receives an initial grant of stock options having an aggregate grant date value of approximately $700,000 that vests in equal monthly installments over three years. Each non-employee director who is serving as of the date of the Annual Meeting will receive a grant of stock options with an aggregate grant date value approximately $350,000. Annual stock option grants vest in equal monthly installments over one year or, if earlier, upon the next Annual Meeting of Stockholders; however, beginning in 2026, such grants will instead vest in full upon the earlier of the first anniversary of the grant date or the next Annual Meeting of Stockholders. A director is only eligible to receive an annual stock option grant if the Annual Meeting is more than six months following the director’s appointment to the Board. On May 29, 2025, each of our non-employee directors received a grant of stock options to purchase 25,000 shares of our common stock. As shown below, the aggregate grant date value of such option awards granted to each non-employee director was $248,675; such amount was lower than the $350,000 aggregate grant date value prescribed by the program in light of stock price volatility between the date on which the number of options was calculated and the date of grant and responsible equity use considerations.

In addition, all non-employee directors are reimbursed their reasonable travel expenses incurred in attending board and committee meetings.
The following table provides information for the year ended December 31, 2025 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2025. Employees who served on our Board during 2025 did not receive additional compensation for such service.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jeffrey Albers	100,000	248,675	348,675
Peter Harwin	45,000	248,675	293,675
Michael Henderson	50,000	248,675	298,675
Tomas Kiselak	47,500	248,675	296,175
Mark McKenna	40,000	248,675	288,675
Sandra Milligan, M.D., J.D.	57,500	248,675	306,175
Laurie Stelzer	65,000	248,675	313,675
(1)The amounts reported in this column represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2025, as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For more information regarding the assumptions underlying the grant date fair value of stock options, please read Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the non-employee directors from the awards. As of December 31, 2025, our non-employee directors held the following number of outstanding stock options: (i) Mr. Albers, 86,323; (ii) Mr. Harwin, 114,323; (iii) Dr. Henderson, 114,323; (iv) Mr. Kiselak, 114,323; (v) Mr. McKenna, 542,000 (including 477,000 options granted to Mr. McKenna in November 2023 for his service as a consultant prior to joining our Board, which vest over four years); (vi) Dr. Milligan, 46,980; and (vii) Ms. Stelzer, 86,323.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers, who are appointed by the Board and serve at the Board’s discretion, is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 10)	Position
Cameron Turtle(1)	36	Chief Executive Officer and Director
Scott Burrows	49	Chief Financial Officer
Heidy King-Jones	43	Chief Legal Officer and Corporate Secretary
Sheldon Sloan	68	Chief Medical Officer
(1)For Dr. Turtle’s biographical information, see “Information Regarding Director Nominees and Continuing Directors ” above.
Scott Burrows. Mr. Burrows joined as our Chief Financial Officer in September 2023. Prior to Spyre, Mr. Burrows most recently served as the Chief Financial Officer of Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a biopharmaceutical company, from April 2021 to August 2023 and as Vice President of Finance from May 2019 to April 2021, where he helped lead Arcutis through a successful initial public offering, several further equity and debt financings, and the transition to a fully integrated commercial-stage company. Prior to Arcutis, Mr. Burrows was the head of international investor relations for Shire, plc, a biotechnology company that was acquired by Takeda Pharmaceutical Company Limited in 2019, from March 2018 to May 2019. Earlier in his career, he spent 15 years at Amgen, Inc. in roles of increasing responsibility across financial planning and analysis, treasury and investor relations. Mr. Burrows began his career at Arthur Andersen as a consultant. Mr. Burrows also serves as on the board of directors of Food Share of Ventura County, a non-profit organization. He earned his B.A. and M.B.A. from the University of California, Los Angeles, and is a licensed C.P.A. (inactive).
Heidy King-Jones. Ms. King-Jones joined as our Chief Legal Officer and Corporate Secretary in September 2023. Ms. King-Jones most recently served as the Chief Legal Officer and Corporate Secretary at Provention Bio, Inc., a biopharmaceutical company, from 2020 to 2023, including through various financings, the approval of Tzield®, the company’s successful transition from clinical-stage to commercial-stage as well as its acquisition by Sanofi in April 2023. Prior to her leadership role at Provention Bio, she was a Senior Vice President, General Counsel and Corporate Secretary at Axcella Health Inc., a biotechnology company, from 2019 to 2020 and as Vice President, Legal and Corporate Secretary from 2018 to 2019, where she was responsible for Axcella’s corporate legal function and strategy. From 2013 to 2018, she held positions of increasing responsibility in the legal department at Sarepta Therapeutics, Inc. (Nasdaq: SRPT), including overseeing all Corporate Law matters as Senior Director, Corporate Law. While at Sarepta, she served as a member of the company’s commercial readiness working group and was responsible for the development of the compliance program, contract and other legal work for the launch of its first product, Exondys 51®. Ms. King-Jones began her legal career in the Securities & Public Companies Practice Group at Ropes & Gray LLP, where she represented private and publicly traded companies in the pharmaceutical, utility and technology industries. She holds a J.D. and LL.M in International and Comparative Law from Cornell Law School, and a B.A. from Dartmouth College.

Sheldon Sloan, M.D., M.B.E. Dr. Sloan has served as our Chief Medical Officer since October 2024. Dr. Sloan most recently served as the Chief Medical Officer of Abivax S.A. (Nasdaq: ABVX), a biopharmaceutical company, from March 2023 to August 2024, where he was responsible for leading medical strategy to support the lead Phase 3 program, developing lifecycle strategy for lead and follow on compounds, investor interface, business development support, and building a Phase 3 medical infrastructure including Clinical Development, Pharmacovigilance, Bioinformatics, Medical Affairs and Clinical Pharmacology. From March 2022 to January 2023, Dr. Sloan was Vice President and Program Lead for etrasimod UC at Pfizer, Inc. (NYSE: PFE), a biopharmaceutical company, where he was responsible for leading the etrasimod UC cross functional team and overseeing NDA and MM submission. From November 2019 to March 2022, Dr. Sloan was Vice President and Program Lead for etrasimod GI at Arena Pharmaceuticals, Inc., a Nasdaq-listed biopharmaceutical company that was acquired by Pfizer in March 2022, where he was responsible for leading the cross functional etrasimod UC team for the Phase 3 program. Between September 1997 and October 2019, Dr. Sloan held different leadership positions at Johnson and Johnson (NYSE: JNJ), a pharmaceutical and medical technologies company, in Medical Affairs, Research and Development, and Science Policy, including Global Medical Affairs Leader for IBD, leading the global launch strategy and execution for CD and UC for Stelara. He holds a Doctor of Medicine from Rush

Medical College, Chicago, a Master of Bioethics from the University of Pennsylvania and a Bachelor of Science from University of Illinois Urbana-Champaign. Dr. Sloan currently serves on the Columbia University Masters of Bioethics Advisory Board and the Drexel University Dornsife School of Public Health Dean's Impact, Advancement and Learning Council.

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis, or CD&A, provides an overview of our executive compensation philosophy, objectives, and design and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers, or NEOs, during the fiscal year ended December 31, 2025. For 2025, all of our executive officers were NEOs, including:

Name	Title
Cameron Turtle	Chief Executive Officer
Scott Burrows	Chief Financial Officer
Sheldon Sloan	Chief Medical Officer
Heidy King-Jones	Chief Legal Officer and Corporate Secretary

Executive Summary

The Company’s accomplishments in 2025 are directly tied to the performance of the Company’s NEOs, and thus were an important factor in determining NEO compensation in 2025. During the year, the Company was able to achieve all of its objectives with respect to advancing its IBD and ex-IBD programs and establishing and resourcing the Company as a leader in the Immunology and Inflammation space.

In 2025, the Company significantly advanced its clinical programs. The Company successfully initiated a first-in-human trial evaluating SPY003 in healthy volunteers and reported positive interim phase 1 results for SPY002, SPY072 and SPY003. The Company also successfully initiated its Phase 2 SKYLINE and SKYWAY clinical trials in IBD and rheumatic diseases, respectively, in a timely manner.

The Company also successfully developed and executed on its 2025 investor relations, science communications and human resources plans, including maintaining robust investor and clinical community engagement throughout the year and growing its employee base to support the increased scale and complexity of the business. The Company further bolstered its financial resources by successfully raising over $310 million in net proceeds through an underwritten public offering and sales under its at-the-market offering program during 2025.

2025 Executive Compensation Highlights

In 2025, our compensation committee structured pay decisions for the NEOs to align with our compensation philosophy, stockholder interests, and overall business strategy, including:

•Base salaries – We made incremental adjustments to 2025 base salaries of our NEOs based on our review of roles, responsibilities and market competitiveness;

•Annual bonuses – Our annual bonus program was based on goals tied to advancing the portfolio and pipeline, plus broader corporate metrics. In 2025, we achieved each target result, all stretch goals and additional expansions of our pipeline and financial resources which resulted in an annual bonus payout of 130% of target; and

•Equity grants – Consistent with our annual grant practices since the closing of our reverse merger in 2023, we granted stock options to our NEOs in 2025 to align with stockholder interests and long-term company performance.
Overview of our Executive Compensation Program

The Compensation Committee annually reviews and either recommends to the Board (for our Chief Executive Officer) or approves (for our other executives) each NEO’s compensation. The Compensation Committee is responsible for ensuring that compensation for the NEOs is consistent with the objectives of attracting and retaining highly qualified executives, tying pay to performance and Company strategy, aligning NEOs’ incentives with long-term stockholder interests, and encouraging internal pay equity.

The Compensation Committee determines the appropriate level for each compensation component based on these overall compensation objectives. The Compensation Committee’s philosophy is to strive to provide market competitive compensation and emphasize at-risk cash bonus opportunities and equity compensation that reflect the Company’s performance goals and are commensurate with each NEO’s scope of responsibility within the organization.

In overseeing our executive compensation program, our Compensation Committee seeks to ensure that our program is aligned with Company performance, our short- and long-term strategic priorities and stockholder interests. Accordingly, our executive compensation program aims to achieve the following objectives:

•Motivate our executives to achieve short-term and long-term financial and business objectives, reflecting our “pay for performance” culture

•Attract and retain executives by providing a total compensation package that is competitive with companies we compete with for talent.

•Reward our executives while keeping a significant portion of compensation at-risk.

•Recognize individual and company performance as a means to promote value creation for the Company and stockholders.

Compensation Mix

Given the significance of pay and performance alignment to our executive compensation philosophy, long-term equity incentive compensation makes up the largest component of each NEO’s total target compensation each year, resulting in 92% of our Chief Executive Officer's compensation and 81% of the average of our other NEOs’ compensation being “at risk.” Total target compensation includes each NEO’s base salary, target annual bonus and target long-term incentive award value, which in 2025 was granted as stock options. The Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, the Compensation Committee relies on its judgment as well as the advice from its independent compensation consultant, including peer group practices. The pay mix for our NEOs reflected in the charts below was based on our compensation philosophy and practices described above, which is designed to be aligned with market competitive practices.

Our executive compensation program includes a number of governance best practices:

What We Do	What We Don’t Do
•Majority of our NEOs’ target compensation is “at risk”
•Align executive pay with Company performance and stockholder interests
•Retain an independent compensation consultant
•Maintain an equity grant timing policy
•Hold an annual say-on-pay vote
•Employ a compliant clawback policy

•No excessive perquisites
•No current dividend payments on unvested equity awards
•No tax gross-ups on severance or perquisites
•No excessive risk-taking in compensation programs
•No hedging or pledging of our common stock

Process for Setting Executive Compensation

Role of Compensation Committee

Our executive compensation program is developed and overseen by our Compensation Committee. The purpose of our Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers and directors, including by overseeing our overall rewards philosophy, policies, and programs, evaluating the compensation and performance of our executive officers, and reviewing, approving, and modifying the terms of our compensation and benefit plans and programs as appropriate. Subject in certain circumstances to approval by the Board, our Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program. For more information regarding the authority and responsibilities of our Compensation Committee, please refer to its charter, which is available via our Investor Relations website at ir.spyre.com.

Role of Chief Executive Officer and Management

In making decisions regarding our executive compensation program, our Compensation Committee takes into account the views and recommendations of management. Our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the compensation for our NEOs, other than himself, based on market data provided by Alpine and his evaluation of each other NEO’s individual performance and contributions to the Company, including recommendations regarding target annual compensation, annual incentive plan performance measures and long-term equity awards. Our Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee or the Board regarding his compensation. From time to time, various other members of management and other employees may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

Compensation Consultant

During 2025, our Compensation Committee engaged Alpine Rewards (“Alpine”) as its independent compensation consultant. Alpine assisted our Compensation Committee in designing the executive compensation program for 2025, which included review and recommendations regarding our 2025 peer group described below, a review and analysis of our target compensation levels and practices relative to the 2025 peer group, an evaluation of our non-employee director compensation program, and recommendations regarding the design of our annual and long-term incentive compensation, and an annual risk assessment. Other than its services as independent compensation consultant, Alpine did not provide any other services to us during 2025. After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), our Compensation Committee concluded that there are no conflicts of interest with respect to the engagement of Alpine by our Compensation Committee.

Peer Group

In September 2024, our Compensation Committee, in consultation with Alpine, reviewed our peer group to be used in establishing executive compensation for 2025. Our peer group focuses on U.S.-based, earlier-stage clinical biotechnology/pharmaceutical companies (with priority placed on companies with a similar therapeutic focus) with a market capitalization ranging from $500 million to $4.5 billion and an employee population of less than 200 employees. Based on its review,

ACELYRIN, Aclaris Therapeutics, Inc., Allakos Inc., Alpine Immune Sciences, Inc., Cabaletta Bio, Inc., Morphic Holdings, Inc., RAPT Therapeutics, Inc., and Ventyx Biosciences, Inc. were removed from our peer group and Contineum Therapeutics, Inc., Disc Medicine, Inc., Dyne Therapeutics, Inc., Keros Therapeutics, Inc., Nurix Therapeutics, Inc., Stoke Therapeutics, Inc., Structure Therapeutics Inc., and Xencor Inc. were added to ensure the peer group remains appropriate. The 2025 peer group, which was approved by the Board, includes the following companies:

AnaptysBio, Inc.	Disc Medicine, Inc.	Nurix Therapeutics, Inc.
Apogee Therapeutics, Inc.	Dyne Therapeutics, Inc.	Pliant Therapeutics, Inc.
Arcellx, Inc.	IGM Biosciences, Inc.	Stoke Therapeutics, Inc.
Astria Therapeutics, Inc.	Janux Therapeutics, Inc.	Structure Therapeutics Inc.
Celldex Therapeutics, Inc.	Keros Therapeutics, Inc.	Vera Therapeutics, Inc.
Contineum Therapeutics, Inc.	Kymera Therapeutics, Inc.	Xencor Inc.

At the time of approval in September 2024, the Company ranked at the 48th percentile in market capitalization and the 20th percentile in employee population based on information available.

In August 2025, our Compensation Committee, in consultation with Alpine, evaluated our peer group and re-focused it on U.S.-based, pre-commercial biotechnology/pharmaceutical companies (with priority placed on companies with a similar therapeutic focus) with a market capitalization ranging from $400 million to $4.0 billion and an employee population of less than 200 employees. Based on its evaluation, 89bio, Inc., Dianthus Therapeutics, Inc., and Oruka Therapeutics, Inc. were added and Contineum Therapeutics, Inc., IGM Biosciences, Inc., and Pliant Therapeutics, Inc. were removed for the peer group used in establishing executive compensation for 2026 in order to ensure that the peer group appropriately reflects companies having a similar market capitalization, pipeline stage, employee population and other relevant factors.

Say-on-Pay Vote

Each year, we provide our stockholders the opportunity to cast a non-binding advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote). Our Board and our Compensation Committee consider the results of the say-on-pay vote in determining the compensation of our NEOs. At our 2025 Annual Meeting of Stockholders, approximately 93% of the votes cast approved the compensation of NEOs, a significant increase following our 2024 Annual Meeting of Stockholders, which saw only 62% of votes cast supporting our say-on-pay vote. In light of the significant support, our Board and our Compensation Committee did not make any material changes to the executive compensation program in response to the results of the say-on-pay vote.

Elements of Compensation

Base Salary

Each NEO’s base salary is a fixed annual amount that is intended to compensate the NEO for performing specific job responsibilities and is based on the NEO’s level of experience and requisite skills. Our Compensation Committee annually evaluates and approves (or recommends to the Board for approval for our Chief Executive Officer) each NEO’s base salary. As part of this annual evaluation in December 2024, the Compensation Committee determined to increase the base salary for each of our NEOs in light of market data from our 2025 peer group provided by Alpine and their individual and Company performance. The table below sets forth the base salary as of December 31, 2025 for each NEO:

Named Executive Officer	Base Salary as of 12/31/2024	Base Salary as of 12/31/2025	Percentage Increase
Cameron Turtle	$625,000	$665,000	6.5%
Scott Burrows	$475,000	$490,000	3.2%
Sheldon Sloan	$496,000	$503,000	1.4%
Heidy King-Jones	$480,000	$490,000	2.1%

Annual Bonus Program

We provide our NEOs with the opportunity to earn annual cash incentives to encourage the achievement of corporate objectives. We established our annual bonus program to motivate our executives to achieve short-term financial and business objectives, reflecting our “pay for performance” culture, resulting in a significant portion of NEO compensation tying directly to Company achievements. For each NEO, the target annual bonus opportunity is determined as a percentage of his or her base salary (as indicated in the table below) and is established by the Compensation Committee in consultation with Alpine, based on market data from companies in our peer group. No changes were made to our NEOs’ target bonuses for 2025, which are set forth below:

Named Executive Officer	2025 Target Bonus (as a % of Base Salary)
Cameron Turtle	55%
Scott Burrows	40%
Sheldon Sloan	40%
Heidy King-Jones	40%

The Board approved the objectives and key targeted results and stretch goals applicable to the 2025 annual bonus program for our executives in December 2024. These milestones were intended to measure our performance in the following categories: Portfolio and Corporate, as further described below. The level of attainment of these performance milestones determines our NEOs’ earned annual bonuses.

#	Objective	Weight	Summary of Key Result	Timing	Achieved
1	Portfolio: Advance IBD and ex-IBD Programs	80%	Readout topline Phase 1 data for SPY002 and SPY003	Q2-Q4	100%
			Prepare regulatory submissions for IBD and RA programs, execute on site activation plan for SKYLINE trial and commence RA study
			Advance preparations for Phase 3 development
2	Portfolio: Additional Advancement of Pipeline	Stretch 10%	Evaluate additional product candidates	Q3-Q4	100%
			Execute on site activation and patient enrollment plans for SKYLINE and RA trials
3	Corporate: Establish and Resource Spyre as an I&I Leader	20%	Secure company investment and continue development and execution of plans across Finance and Human Resources functions to support Spyre’s growth and business plans	Q1-Q4	100%
4	Corporate: Additional Support	Stretch 10%	Secure additional company investment	Q4	100%

At the end of 2025, the Board and the Compensation Committee reviewed the Company’s performance against these performance measures and determined that performance was achieved at an aggregate of 130% of target, including 120% of target to recognize the timely achievement of each target result and all stretch goals, and an additional 10% of target to recognize the Company’s additional performance of expanding its RA study to include RA, axSpA and PsA and securing additional company investment materially beyond stretch goal expectations. As a result, each NEO received an annual bonus for 2025 equal to 130% of target, as follows:

Named Executive Officer	2025 Target Bonus	2025 Annual Bonus
Cameron Turtle	$365,750	$475,475
Scott Burrows	$196,000	$254,800
Sheldon Sloan	$201,200	$261,560
Heidy King-Jones	$196,000	$254,800

Long-Term Incentive Compensation

For 2025, after taking into account the results of Alpine's market assessment, reviewing the practices of companies in our peer group and considering the important retentive value and performance alignment of our long-term incentive strategy, our Compensation Committee determined that it was appropriate to continue to use stock options as 100% of the annual long-term incentive awards granted to our NEOs.

In determining the target value of our NEOs’ long-term incentive awards, the Compensation Committee considered the value of each NEO’s existing outstanding equity awards and market data regarding the 50th and 75th percentiles of long-term incentive award values for similar executives at other companies in our peer group.

In light of these considerations, our Compensation Committee targeted a grant value of approximately $7,500,000 for Dr. Turtle and $1,950,000 for each of our other NEOs and the number of stock options to be granted to each NEO was calculated as explained in Note (2) of the table below. Accordingly, on January 15, 2025, Dr. Turtle received stock options to purchase 370,000 shares of our common stock and each of our other NEO’s received stock options to purchase 95,500 shares of our common stock. The number of stock options granted were determined based on a 30-day average December 31, 2024. The annual stock options vest in equal monthly installments through the fourth anniversary of the grant date.

Named Executive Officer	2025 Target LTI Value ($)(1)	2025 Annual Stock Options Granted(2)	Grant Date Fair Value of Options Granted ($)(3)
Cameron Turtle	7,500,000	370,000	5,552,886
Scott Burrows	1,950,000	95,500	1,433,245
Sheldon Sloan	1,950,000	95,500	1,433,245
Heidy King-Jones	1,950,000	95,500	1,433,245

(1) Peer group information based on pre-commercial U.S.-based, earlier stage clinical biotechnology/pharmaceutical companies (with priority placed on companies with a similar therapeutic focus) with a market capitalization ranging from $500 million to $4.5 billion and an employee population of less than 200 employees.

(2) The number of stock options granted was calculated by converting the 2025 target long-term incentive value based on a 30-day average closing stock price of $24.94 per share as of December 31, 2024 and a Black-Scholes factor of approximately 81.92%. As a result, the 2025 target long-term incentive value differs from the grant date fair value reflected in this table and the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below.

(3) Amounts reported in this column represent the aggregate grant date fair value of stock options granted to the NEOs, as computed in accordance with FASB ASC Topic 718. See Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for more information regarding the assumptions used in calculating the grant date fair value of stock options.

Other Benefits and Perquisites

We maintain a tax-qualified 401(k) defined contribution plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended. For 2025, we provided fully vested matching contributions equal to 100% of the first 3% of eligible compensation contributed by each employee, and 50% of the next 2% of eligible compensation contributed by each employee. Effective January 1, 2026, we provide fully vested matching contributions equal to 100% of all eligible compensation contributed by each employee up to a maximum of $14,000 per calendar year. Our NEOs are also eligible to participate in our other benefit programs generally available to all of our employees, including health and welfare benefits and our employee stock purchase plan, which allows our employees to purchase shares of our common stock at a discount using accumulated payroll contributions. We do not maintain, and have not historically maintained, any non-qualified deferred compensation or defined benefit pension plan, and we do not provide any material perquisites to our NEOs.

Other Compensation-Related Policies and Matters

Clawback Policy

We maintain a Compensation Recoupment (Clawback) Policy (the “Clawback Policy”), which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, after October 2, 2023 and during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Equity Grant Timing Policy and Practices

Equity Grant Timing Policy and Practices

We maintain an Equity Grant Timing Policy (the “Equity Grant Policy”), which provides that it is the Company’s policy to generally grant equity awards, including stock options, outside of blackout periods under our insider trading policy. With respect to grants of stock options to our named executive officers and to the extent a grant during a closed window is deemed necessary or appropriate by the Compensation Committee, awards typically may not occur during the period beginning four business days before and ending one business day after the filing of a Form 10-K or Form 10-Q or the filing or furnishing of a Form 8-K that contains material non-public information (“MNPI”). Under the Equity Grant Policy, annual equity grants to the Company’s employees are typically granted within one week following the first regularly scheduled Compensation Committee meeting each year (or, with respect to grants to the Chief Executive Officer, within one week following the first regularly scheduled Board meeting each year). Grants to new hires generally occur on the first business day of each month for new hires who commenced employment during the previous month. Employees, including the named executive officers, may enroll to purchase shares under the terms of our ESPP, with purchase dates generally in June and December of each year using payroll deductions accumulated during the prior six-month period. During 2025, we did not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.

Risk Assessment

Alpine provided an independent risk assessment of our compensation policies and programs in 2025. The assessment found that our executive and broad-based compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee reviewed the results and does not believe that our executive and broad-based compensation policies and practices encourage excessive or unnecessary risk taking, and any risk inherent in our compensation programs is unlikely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This report is provided by the following directors, who serve on the Compensation Committee:

Jeffrey Albers (Chair)
Tomas Kiselak
Sandra Milligan, M.D., J.D.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Cameron Turtle	2025	665,000	—	—	5,552,886	475,475	14,000	6,707,361
Chief Executive Officer	2024	625,000	—	—	5,914,353	412,500	8,333	6,960,186
	2023	272,850	141,000	—	15,500,492	—	5,203	15,919,545
Scott Burrows	2025	490,000	—	—	1,433,245	254,800	14,000	2,192,045
Chief Financial Officer	2024	475,000	—	—	1,490,566	228,000	13,800	2,207,366
	2023	154,589	175,700	2,452,096	4,767,637	—	1,517	7,551,539
Sheldon Sloan	2025	503,000	—	—	1,433,245	261,560	14,000	2,211,805
Chief Medical Officer	2024	124,000	120,000	—	9,075,480	59,500	9,760	9,388,740
Heidy King-Jones	2025	490,000	—	—	1,433,245	254,800	14,000	2,192,045
Chief Legal Officer and Corporate Secretary	2024	480,000	—	—	1,341,509	230,400	—	2,051,909
	2023	168,724	62,700	—	6,356,857	—	—	6,588,281

(1)Amounts reported in this column for 2025 represent the aggregate grant date fair value of stock options granted to the NEOs, as computed in accordance with FASB ASC Topic 718. See Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for more information regarding the assumptions used in calculating the grant date fair value of stock options.

(2)Amounts reported in this column for 2025 represent the annual bonuses earned by the NEOs under the 2025 annual bonus program.

(3)Amounts reported in this column for 2025 include matching contributions under our 401(k) plan made during 2025.

Grants of Plan-Based Awards Table
The following table includes information regarding (i) annual bonus awards and (ii) stock options granted under the 2016 Plan, in each case, to the NEOs during 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Cameron Turtle		—	365,750	—
	1/15/2025				370,000	21.66	5,552,886
Scott Burrows		—	196,000	—
	1/15/2025				95,500	21.66	1,433,245
Sheldon Sloan		—	201,200	—
	1/15/2025				95,500	21.66	1,433,245
Heidy King-Jones		—	196,000	—
	1/15/2025				95,500	21.66	1,433,245

(1)Amounts in these columns represent the target potential payouts under the 2025 annual bonus program. The 2025 annual bonus program does not have a threshold or maximum potential payout. Please read “Compensation Discussion & Analysis—Elements of Compensation—Annual Bonus Program” above for more information.

(2)The stock options reflected in this column vest in equal monthly installments through the fourth anniversary of the grant date, subject to the NEO’s continued service.

(3)Amounts reported in this column represent the aggregate grant date fair value of stock options granted to the NEOs, as computed in accordance with FASB ASC Topic 718. See Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for more information regarding the assumptions used in calculating the grant date fair value of stock options.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into offer letters with each of our NEOs in connection with their appointments (and, for Dr. Turtle, his promotion to Chief Executive Officer), which for Dr. Turtle was further amended in February 2024 (collectively, the “Offer Letters”). Each Offer Letter provides for an initial base salary, target bonus opportunity and stock option grant. Under the Offer Letters, the NEOs are eligible for certain payments or benefits upon certain terminations of employment, as described under “—Potential Payments Upon Termination of Change in Control” below. Dr. Sloan’s Offer Letter also provided for a sign-on bonus of $120,000, which was subject to repayment in the event of a termination for cause or resignation without good reason prior to October 1, 2025.

Each of our NEOs is also party to our standard employee invention assignment, confidentiality and non-competition agreement, which, among other things, provides standard protections regarding our ownership of intellectual property, the confidentiality of our proprietary information, non-competition and non-solicitation.

Outstanding Equity Awards at December 31, 2025
The following table presents information regarding outstanding stock options, restricted stock units ("RSUs") and restricted stock held by each named executive officers as of December 31, 2025.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Cameron Turtle	6/22/2023	1,182,429	709,458(2)	$7.50	6/22/2033
	11/22/2023	194,791	179,209(3)	$10.39	11/22/2033
	2/1/2024	127,302	150,448(2)	$25.86	2/1/2034
	1/15/2025	84,791	285,209(2)	$21.66	1/15/2035
	(4)					159,713(5)		5,232,198
Scott Burrows	9/1/2023	227,731	177,126(3)	$14.50	9/1/2033
	2/1/2024	32,083	37,917(2)	$25.86	2/1/2034
	1/15/2025	21,885	73,615(2)	$21.66	1/15/2035
	12/22/2023					67,476(6)		2,210,514
Sheldon Sloan	10/1/2024	116,666	283,334(3)	$27.46	10/1/2034
	1/15/2025	21,885	73,615(2)	$21.66	1/15/2035
Heidy King-Jones	9/1/2023	303,642	236,168(3)	$14.50	9/1/2033
	2/1/2024	28,875	34,125(2)	$25.86	2/1/2034
	1/15/2025	21,885	73,615(2)	$21.66	1/15/2035		.

(1)The market value was determined by multiplying the number of shares by $32.76, the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025.
(2)These stock options vest in equal monthly installments through the fourth anniversary of the grant date, subject to the NEO’s continued service.
(3)These stock options vest as to 25% on the first anniversary of the grant date and in equal monthly installments thereafter through the fourth anniversary of the grant date, subject to the NEO’s continued service.
(4)In connection with the Asset Acquisition, outstanding shares of restricted common stock of Pre-Merger Spyre were assumed by the Company and converted into restricted common stock and restricted Series A preferred stock, which were subsequently converted to restricted and unrestricted common stock on November 24, 2023.
(5)These shares of restricted common stock vest in equal monthly installments through November 22, 2026, subject to the NEO’s continued service.
(6)These RSUs vest in equal installments on each of September 1, 2026 and September 1, 2027, subject to the NEO’s continued service.
Option Exercises and Stock Vested Table
The following table reflects RSUs and restricted stock held by the NEOs which vested during 2025. No NEOs exercised any stock options during 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Cameron Turtle	174,180	3,413,202
Scott Burrows	33,738	556,340
Sheldon Sloan	—	—
Heidy King-Jones	—	—
(1) The value of vested restricted stock and shares acquired from RSUs is determined based on the closing price of our common stock on the applicable vesting date.
Potential Payments Upon Termination or Change in Control
Pursuant to the terms of the Offer Letters for each NEO other than Dr. Sloan, in the event the NEO is terminated by the Company without “cause” or as a result of a resignation for “good reason” (collectively, an “Involuntary Termination”), such NEO will, subject to the execution of a release in favor of the Company, receive: (i) severance payments equal to 12 months of base salary and any earned but unpaid annual bonus for the preceding year; (ii) up to 12 months of partially subsidized COBRA coverage; and (iii) accelerated vesting of any time-based equity awards scheduled to vest in the 12 months following such termination. However, if the Involuntary Termination is within three months before or 12 months after a change in control of the Company (a “CIC Involuntary Termination”), the NEO will instead receive: (A) severance payments equal to 18 months of base salary, any earned but unpaid annual bonus for the preceding year, and the target annual bonus for the year of termination (or, for Dr. Turtle, 1.5 times the target annual bonus for the year of termination); (B) up to 18 months of fully subsidized COBRA continuation coverage; and (C) full acceleration of all equity awards (with performance-based awards determined in accordance with the terms of the applicable award agreement or, if not specified in such award agreement, based on the greater of target or, if determinable, actual performance).
Pursuant to the terms of Dr. Sloan’s Offer Letter, in the event of his Involuntary Termination, Dr. Sloan will, subject to the execution of a release in favor of the Company, receive: (i) severance payments equal to nine months of base salary and (ii) up to nine months of partially subsidized COBRA coverage. However, in the event of a CIC Involuntary Termination, Dr. Sloan will instead receive: (A) severance payments equal to 12 months of base salary and the target annual bonus for the year of termination; (B) up to 12 months of fully subsidized COBRA continuation coverage; and (C) full acceleration of all equity awards (with performance-based awards determined in accordance with the terms of the applicable award agreement or, if not specified in such award agreement, based on the greater of target or, if determinable, actual performance).
In addition, under each Offer Letter, in the event of the NEO’s death or disability, all outstanding time-based equity awards will fully accelerate.
As used in the Offer Letters:
•“Cause” generally means (i) the NEO’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (ii) the NEO’s conviction or plea of no contest to a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the NEO’s failure to perform his or her duties or responsibilities, subject to a 30-day cure period; (iv) the NEO’s gross negligence, willful misconduct that results in or is reasonably anticipated to result in material harm to the Company; or (v) the NEO’s violation of any material provision of any agreement with the Company or any written Company policies.
•“Change in Control” generally means (i) acquisition by any person of 50% or more of the total voting power of the Company, (ii) sale of all or substantially all of the Company’s assets, (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the holders of the Company’s voting securities immediately prior thereto continue to represent at least 50% of the total voting power of the surviving entity in such transaction, (iv) any other transaction which qualifies as a “corporate transaction” under Section 424 of the Internal Revenue Code, or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any 12 month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
•“Good Reason” generally means (i) a material diminution in the NEO’s base salary or target bonus (excluding across-the-board reductions of less than 10%); (ii) a material geographic relocation or requirement to change the NEO’s remote work location; (iii) a material reduction in the NEO’s duties, authority or responsibilities; (or, for Dr. Sloan, a requirement that he report to any person other than the Chief Executive Officer); (iv) the failure of the Company to obtain the assumption of the Offer Letter by a successor; or (v) the material breach of any agreement between the NEO and the Company, in each case, subject to standard notice and cure periods.
Equity Awards
In addition to the accelerated vesting of certain outstanding equity awards as provided under each NEO’s offer letter, Dr. Turtle’s outstanding shares of restricted stock will fully vest upon a “Company Sale,” which generally includes the sale of all or substantially all of the outstanding shares of capital stock, assets or businesses of the Company.
Quantification of Potential Payments
The table below sets forth the aggregate amounts that would have been payable to each NEO under their respective offer letter, as described above, assuming the applicable termination event, Change in Control or Company Sale occurred on December 31, 2025.

Name	Involuntary Termination ($)	CIC Involuntary Termination ($)	Company Sale ($)	Death / Disability ($)
Cameron Turtle
Severance	1,030,750	1,546,125	—	—
COBRA Subsidy (1)	24,211	36,317	—	—
Equity Awards (2)	20,776,931	31,365,923	5,232,198	31,365,923
Total	21,831,892	32,948,365	5,232,198	31,365,923
Scott Burrows
Severance	686,000	931,000	—	—
COBRA Subsidy (1)	34,416	51,625	—	—
Equity Awards (2)	3,339,205	6,523,588	—	6,523,588
Total	4,059,622	7,506,213	—	6,523,588
Sheldon Sloan
Severance	578,450	704,200	—	—
COBRA Subsidy (1)	—	—	—	—
Equity Awards (2)	—	2,318,797	—	2,318,797
Total	578,450	3,022,997	—	2,318,797
Heidy King-Jones
Severance	686,000	931,000	—	—
COBRA Subsidy (1)	34,416	51,625	—	—
Equity Awards (2)	2,837,929	5,365,017	—	5,365,017
Total	3,558,346	6,347,641	—	5,365,017
(1)Amounts in this row are based on premiums and individual elections in effect as of December 31, 2025, which are assumed for purposes of these calculations to remain in effect throughout the duration of the period in which the subsidization of COBRA benefits continues.
(2)Amounts in this row reflect the stock options, RSUs and restricted that would become vested upon the occurrence of the applicable event based on a per share price of $32.76, the closing price of our common stock on December 31, 2025, less the exercise price, if applicable.

CEO PAY RATIO
The 2025 annual total compensation of the median compensated of all our employees, other than Dr. Turtle, our Chief Executive Officer, was $437,242; Dr. Turtle’s 2025 annual total compensation was $6,707,361; and the ratio of these amounts was approximately 1 to 15.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. For these purposes, we identified the median compensated employee using the sum of base salary paid in 2025 and bonus earned for 2025, which we annualized for all employees who were hired during 2025 and were employed as of December 31, 2025, but did not serve a full year with the Company. We identified our employee population as of December 31, 2025 based on our payroll records, resulting in an employee population of 102.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE
Our Compensation Committee approves and administers our executive compensation program to align executive compensation with stockholder interests by linking pay to performance. Our overall compensation program includes a mix of short-term and long-term components through our annual incentive plan and equity awards.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the compensation reported to the NEOs in the Summary Compensation Table (“SCT”), the compensation actually paid (“CAP”) to the NEOS and certain aspects of our financial performance. We did not use any financial performance measure to link CAP to the NEOs to our performance in 2025; accordingly, this disclosure does not present a company-selected measure in the table below.
During 2023, the Company completed a reverse merger, which brought in an entirely new pipeline of product candidates targeting IBD, and refreshed the Board and executive team to lead development of this new pipeline and sunset legacy asset development. Additionally, the Company has since expanded its pipeline into RD. As a result, pre-reverse merger performance is not relevant to the Company's current pipeline and strategy.
Pay-Versus-Performance Table

Year	Summary Compensation Table Total for Dr. Quinn ($)(1)	Summary Compensation Table Total for Mr. Kastenmayer ($)(1)	Summary Compensation Table Total for Mr. Goldberg ($)(1)	Summary Compensation Table Total for Mr. Alspaugh ($)(1)	Summary Compensation Table Total for Dr. Turtle ($)(1)	Compensation Actually Paid to Dr. Quinn ($)	Compensation Actually Paid to Mr. Kastenmayer ($)	Compensation Actually Paid to Mr. Goldberg ($)	Compensation Actually Paid to Mr. Alspaugh ($)	Compensation Actually Paid to Dr. Turtle ($)(3)
2025	N/A	N/A	N/A	N/A	$6,707,361	N/A	N/A	N/A	N/A	$13,869,330
2024	N/A	N/A	N/A	N/A	$6,960,186	N/A	N/A	N/A	N/A	$14,289,377
2023	N/A	N/A	$830,207	$8,360,029	$15,919,545	N/A	N/A	$122,206	$13,594,354	$48,710,501
2022	$2,392,254	$865,785	$1,832,485	N/A	N/A	$431,085	$318,380	$564,676	N/A(6)	N/A
2021	$2,623,186	N/A	N/A	N/A	N/A	$361,504	N/A	N/A	N/A(6)	N/A

			Value of Initial Fixed $100 Investment Based On:
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Stockholder Return Based on Initial Fixed $100 Investment ($)(4)	Peer Group Total Shareholder Return ($)(3)	Net Income (in thousands) ($)(5)
2025	$2,198,632	$3,144,403	$16.65	$124.75	$(155,200)
2024	$5,798,053	$5,566,084	$11.83	$93.49	$(208,018)
2023	$7,069,877	$9,563,596	$10.94	$94.03	$(338,790)
2022	$1,049,862	$202,299	$5.72	$89.90	$(83,815)
2021	$1,365,778	$712,689	$60.36	$100.02	$(65,801)
(1)During years 2021-2025, the following individuals served as “principal executive officer” during the time periods set forth below:

Name	Dates as PEO During Years 2021 through 2025
Dr. Anthony Quinn	January 1, 2022 through August 23, 2022
Jim Kastenmayer	August 23, 2022 through November 29, 2022
Jeffrey M. Goldberg	November 29, 2022 through May 16, 2023
Jonathan Alspaugh	May 16, 2023 through August 31, 2023
Cameron Turtle	August 31, 2023 through December 31, 2025
The dollar amounts reported in these columns represent the amount of total compensation reported for each of Drs. Quinn and Turtle and Messrs. Kastenmayer, Goldberg and Alspaugh (collectively, our “PEOs”) for each covered fiscal year in the “Total” column of the SCT for each applicable year. Please refer to “Executive Compensation Tables—Summary Compensation Table” above.
(2)The dollar amounts reported in this column represent the average amount of total compensation report for our NEOs as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the SCT for each applicable year. Please refer to “Executive Compensation Tables—Summary Compensation Table” above. The names of each NEO included for these purposes in each applicable year are as follows: (i) for 2025, Dr. Sheldon Sloan, Mr. Burrows, and Ms. King-Jones; (ii) for 2024, Dr. Sheldon Sloan and Mr. Burrows; (iii) for 2023, Mr. Burrows and Ms. King-Jones; (iv) for 2022, Mr. Alspaugh and Dr. Leslie Sloan; and (v) for 2021, Mr. Hanley and Dr. Leslie Sloan.
(3)The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEOs or our NEOs as a group (excluding our PEOs), as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. In accordance with these rules, these amounts reflect total compensation as set forth in the SCT, adjusted as shown below for 2025. Also shown below are the adjustments made to the compensation as set forth in the SCT for Dr. Turtle for 2023 and 2024, as the amounts previously reported in our proxy statement for the 2024 and 2025 Annual Meetings inadvertently excluded the change in value of his outstanding restricted stock awards. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs during the applicable fiscal year.

	Dr. Turtle			Average Non-PEO NEOs
	2023	2024	2025	2025
Summary Compensation Table Total	$15,919,545	$6,960,186	$6,707,361	$2,198,632
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$(15,500,492)	$(5,914,353)	$(5,552,886)	$(1,433,245)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$43,424,910	$4,152,217	$5,407,734	$1,395,785
Plus, fair value as of vesting date of equity awards granted and vested in the year	$2,479,557	$1,381,127	$1,080,512	$278,889
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$2,386,981	$2,716,690	$9,132,676	$1,276,928
Plus (less), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	$—	$4,993,510	$(2,906,067)	$(572,586)
Compensation Actually Paid to PEOs	$48,710,501	$14,289,377	$13,869,330	$3,144,403
(4)Cumulative total stockholder return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and (ii) the difference between our stock price at the end of the applicable measurement period and the beginning of the measurement period by (b) our stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.
(5)The peer group used for this purpose is the following published industry index: NASDAQ Biotechnology (Total Return) Index, which is the Company’s industry index utilized in the performance graph set forth in our Annual Report on Form 10-K for fiscal year 2025.
(6)The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

Financial Performance Measures

The Company’s executive compensation program reflects a pay-for-performance philosophy. As a pre-revenue clinical stage biotechnology company, financial performance measures are not a component used to link executive compensation actually paid to the Company’s performance. Instead, our annual bonus program uses solely strategic, non-financial performance metrics, including pre-clinical and clinical development of our pipeline, establishment of company investment and progress towards the development and execution of our business plans, aimed at incentivizing our NEOs to develop our pipeline. For more information regarding the performance measures used in our executive compensation program, see “Compensation Discussion & Analysis—Elements of Compensation—Annual Bonus Program,” above.
Analysis of Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid, Company TSR and Peer Group TSR

$70M
$60M
$50M
$40M
$30M
$20M
$10M
$0M
Compensation Actually Paid
$140
$120
$100
$80
$60
$40
$20
$0
Total Stockholder Return
2021
2022
2023
2024
2025
Aggregate CAP for all PEOs
Average CAP for Non-PEO NEOs
Company TSR
NASDAQ Biotechnology Index TSR

Compensation Actually Paid and Net Income

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of February 12, 2026 by:
•each of our directors and nominees;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially owner of greater than 5% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 78,540,164 shares of our common stock outstanding as of February 12, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this table or subject to conversion of preferred stock up to applicable beneficial ownership limitations are considered outstanding and beneficially owned by the person holding the options or preferred stock, as applicable, for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Spyre Therapeutics, Inc., 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453.

	Shares beneficially owned
Name of beneficial owner	Number	Percentage

5% Stockholders:
Fairmount Healthcare Fund II L.P. (1)	8,271,021	9.99%
FMR LLC (2)	7,623,881	9.71%
BlackRock, Inc. (3)	3,962,635	5.05%

Named Executive Officers and Directors:
Scott Burrows (4)	364,008	*
Heidy King-Jones (5)	421,515	*
Sheldon Sloan (6)	186,604	*
Cameron Turtle (7)	2,467,741	3.07%
Jeffrey Albers (8)	98,404	*
Peter Harwin (1)(9)	8,787,215	10.60%
Michael Henderson, M.D. (10)	278,762	*
Tomas Kiselak (1)(11)	8,787,215	10.60%
Mark McKenna (12)	327,971	*
Sandra Milligan (13)	34,265	*
Laurie Stelzer (14)	71,044	*
All current executive officers and directors as a group (11 persons) (15)	13,553,723	15.69%

*Represents beneficial ownership of less than one percent.
(1) Based solely upon a Schedule 13D/A filed on October 17, 2025 and the Company's records. Consists of (i) 4,018,101 shares of common stock and (ii) 4,252,920 shares of common stock issuable upon the conversion of 106,323 shares of Series A Preferred Stock held by Fairmount Healthcare Fund II LP (“Fund II”). Excludes shares of common stock issuable upon the conversion of shares of Series A Preferred Stock and Series B Preferred Stock held by Fund II in excess of the beneficial ownership limitation of 9.99%, which such limitation restricts Fairmount and its affiliates from converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after conversion, a number of shares of common stock in excess of the applicable ownership limitation. Fairmount serves as investment manager for Fund II. Fund II has delegated to Fairmount Funds Management LLC (“Fairmount”) the sole power to vote and the sole power to dispose of all securities held in Fund II’s portfolio. Because Fund II has divested itself of voting and investment power over the securities it holds and may not revoke that delegation on less than 61 days’ notice, Fund II disclaims beneficial ownership of the securities it holds. As managing members of Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fund II. Fairmount, Peter Harwin and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of each of these persons and entities is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.
(2) Based solely upon a Schedule 13G/A filed on November 12, 2024. The shares of common stock listed in the table above are held by funds and accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
(3) Based solely upon a Schedule 13G/A filed on July 16, 2025 (the "BlackRock 13G/A"). According to the BlackRock 13G/A, includes sole voting power with respect to 3,869,094 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,962,635 shares, and shared dispositive power with respect to 0 shares. The business address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.
(4) Consists of (i) 30,518 shares of common stock held by Mr. Burrows and (ii) options exercisable for 333,490 shares of common stock within 60 days of the date of this table.
(5) Consists of (i) 2,159 shares of common stock held by Ms. King-Jones and (ii) options exercisable for 419,356 shares of common stock within 60 days of the date of this table.
(6) Consists of options exercisable for 186,604 shares of common stock within 60 days of the date of this table.
(7) Consists of (i) 657,540 shares of common stock held by Dr. Turtle and (ii) options exercisable for 1,810,201 shares of common stock within 60 days of the date of this table.
(8) Consists of (i) 27,360 shares of common stock held by Sessions LLC, which may be deemed to be indirectly beneficially owned by Mr. Albers, and (ii) options exercisable for 71,044 shares of common stock within 60 days of the date of this table.
(9) Includes (i) 406,038 shares of common stock held by Mr. Harwin; and (ii) options exercisable for 110,156 shares of common stock within 60 days of the date of this table.
(10) Consists of (i) 168,606 shares of common stock held by Dr. Henderson; and (ii) options exercisable for 110,156 shares of common stock within 60 days of the date of this table.
(11) Includes (i) 406,038 shares of common stock held by Mr. Kiselak; and (ii) options exercisable for 110,156 shares of common stock within 60 days of the date of this table.
(12) Consists of options exercisable for 327,971 shares of common stock within 60 days of the date of this table.
(13) Consists of options exercisable for 34,265 shares of common stock within 60 days of the date of this table.

(14) Consists of options exercisable for 71,044 shares of common stock within 60 days of the date of this table.
(15) Consists of (i) 5,716,360 shares of common stock; (ii) 4,252,920 shares of common stock issuable upon the exercise of Series A Preferred Stock; and (iii) options exercisable for 3,584,443 shares of common stock within 60 days of the date of this table.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table presents information as of December 31, 2025 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(3)

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
2016 Equity Incentive Plan	4,827,082	$18.40	5,983,632(4)
2016 Employee Stock Purchase Plan	―	N/A	1,056,096
Equity Compensation Plans Not Approved by Security Holders:
2018 Equity Inducement Plan	6,620,097	$14.33	840,343
Total	11,447,179	$16.05	7,880,071
____________
(1)This column reflects outstanding stock options and RSUs under the listed equity compensation plan.
(2)This column reflects the weighted-average exercise price of stock options granted under the listed equity compensation plan that were outstanding as of December 31, 2025. RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.
(3)This column reflects the total shares of our common stock remaining available for issuance under the listed equity compensation plan as of December 31, 2025.
(4)The 2016 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year through January 1, 2028 equal to (a) 5% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the Board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under the 2016 Plan increased by 4,711,544 shares on January 1, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the executive officer and director compensation arrangements disclosed above under “Corporate Governance—Director Compensation” and “Compensation Discussion & Analysis,” below we describe the transactions to which we were a party since January 1, 2025, in which the amount involved exceeded $120,000 and in which our directors, executive officers, holders of more than 5% of our common stock, or members of their immediate family had a direct or indirect material interest.
Related Party Transactions
Spyre's Relationships with Paragon, Parapyre and Fairmount
We are party to the Paragon Agreement (as defined below) with Paragon and Parapyre Holding LLC (“Parapyre”). Paragon and Parapyre each beneficially owns less than 5% of a class of our voting securities through their respective holdings of our common stock. Fairmount beneficially owns more than 5% of a class of our voting securities, has two seats on our Board (held by Peter Harwin and Tomas Kiselak) and beneficially owns more than 5% of Paragon. Fairmount appointed Paragon’s board of directors and has the contractual right to approve the appointment of any executive officers of Paragon. Parapyre is an entity formed by Paragon as a vehicle to hold equity in Spyre in order to share profits with certain employees of Paragon and will not perform any substantive role under the Paragon Agreement other than to receive warrants granted to Parapyre under the Paragon Agreement.
In connection with the Asset Acquisition, we assumed the rights and obligations of Pre-Merger Spyre under that certain antibody discovery and option agreement, dated May 25, 2023 and subsequently amended and restated on September 29, 2023 and May 14, 2024, by and among the Company, Paragon and Parapyre (the “Paragon Agreement”), pursuant to which we have exercised the option to acquire intellectual property license rights to or have the option to acquire intellectual property license rights with respect to certain research programs, including with respect to our product candidates. Under the Paragon Agreement, we are obligated to compensate Paragon on a quarterly basis for its services performed under each research program based on the actual costs incurred with mark-up costs pursuant to the terms of the Paragon Agreement. As of the date of the Asset Acquisition, Pre-Merger Spyre had incurred total expenses of $19.0 million under the Paragon Agreement since inception, inclusive of a $3.0 million research initiation fee that was due upon signing of the Paragon Agreement and $16.0 million of reimbursable expenses under the Paragon Agreement for historical costs incurred by Paragon. As of the closing of the Asset Acquisition, $19.0 million was unpaid and was assumed by us through the Asset Acquisition. As of the year ended December 31, 2025, approximately $14 thousand was unpaid and owed to Paragon under the Paragon Agreement. Furthermore, following our amendment and restatement of the Paragon Agreement on September 29, 2023, we were obligated to provide certain equity grants to Parapyre upon the completion of each of the calendar years ending on December 31, 2023 and December 31, 2024 to purchase 1% of the then outstanding shares of our common stock, on a fully diluted basis, on the last business day of each applicable calendar year, at the fair market value determined by the Board (the "Parapyre Option Obligation"). We settled such 2023 and 2024 obligations by issuing Parapyre warrants to purchase 684,407 and 848,184 shares of common stock, respectively, less the $21.52 and $23.28 per share exercise price of each warrant, respectively. As of December 31, 2024, none of the warrants issued to Parapyre have been exercised.
In July 2023 and December 2023, we exercised our option available under the Paragon Agreement with respect to the SPY001 and SPY002 research programs, respectively, and, in May 2024, we entered into the SPY001 License Agreement and the SPY002 License Agreement. Under the terms of each of the SPY001 License Agreement and SPY002 License Agreement, we are obligated to pay Paragon up to $22.0 million based on specific development, regulatory and clinical milestones for the first Company product to reach such milestones for each licensed research program, including a $1.5 million fee for nomination of a development candidate, as applicable, and a further milestone payment of $2.5 million upon the first dosing of a human patient in a Phase 1 trial. With respect to the SPY002 License Agreement only, on a product by product basis, we are obligated to pay sublicensing fees of up to approximately $20.0 million upon the achievement of certain milestones.
In June 2024, we exercised our option available under the Paragon Agreement with respect to the SPY003 research program and in October 2024, we entered into the SPY003 License Agreement, which was subsequently amended and restated in February 2025. Under the terms of the SPY003 License Agreement, we are obligated to pay Paragon up to $22.0 million based on specific development, regulatory and clinical milestones for the first Company product to reach such milestones, including a $1.5 million fee for nomination of a development candidate, as applicable, and a further milestone payment of $2.5 million upon the first dosing of a human patient in a Phase 1 trial.
Subject to the execution of the option to acquire the intellectual property rights related to an additional research program pursuant to the Paragon Agreement, we expect to be obligated to make similar payments upon and following the execution of a license agreement with respect to such research program. Our option available under the Paragon Agreement with respect to such additional program remains unexercised.
Related Party Transaction Policy
Our Board has a written policy regarding the review and approval or ratification by our Audit Committee of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships between us or any of our subsidiaries and any related person in which the aggregate amount involved since the beginning of our last completed fiscal year exceeds or is expected to exceed $120,000 and such related person has or will have a direct or indirect interest. A related person is defined to include any executive officers, directors or director nominees or beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing persons. In determining to approve or ratify any such transaction, our Audit Committee is expected to take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed under the terms of the policy to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances. Any director who is a related person with respect to a transaction under review is not permitted to participate in the deliberations (other than to provide information concerning the transaction to the Audit Committee) or vote on approval of the transaction.

OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 11, 2026 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2027 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than January 27, 2027 and no later than the close of business on February 26, 2027. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2025, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (617) 651-5940, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

ANNEX A

SPYRE THERAPEUTICS, INC.

AMENDED AND RESTATED 2016 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective January 1, 2026)

1.PURPOSE. Spyre Therapeutics, Inc. originally adopted this Plan effective as of the date of the initial public offering of the Common Stock and has subsequently amended and restated this Plan to be effective as of January 1, 2026 (the “Effective Date”). The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company and to enhance such employees’ sense of participation in the Company’s affairs. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.ESTABLISHMENT OF PLAN; SHARE RESERVE.

(a)The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. Any term not expressly defined in this Plan but defined in Section 423 of the Code shall have the definition provided by Section 423 of the Code. In addition, with regard to offers of options to purchase shares of Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options under a Non-Section 423 Component that is not intended to meet the requirements of Section 423 of the Code provided that, to the extent necessary under Section 423 of the Code, the other terms and conditions of this Plan are met.

(b)Subject to Section 14, as of the Effective Date, a total of 1,056,096 shares of Common Stock is reserved for issuance under this Plan. The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14. Any or all such shares may be granted under the Section 423 Component.

3.ADMINISTRATION. The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all eligible employees and Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of this Plan, to determine eligibility, to designate the Participating Corporations, to determine whether Participating Corporations shall participate in the Section 423 Component or Non-Section 423 Component and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of this Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of this Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

4.ELIGIBILITY.

(a)Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from eligibility under this Plan by the Committee (other than where such exclusion is prohibited by applicable law):

(i)employees who are customarily employed for 20 hours or less per week;

(ii)employees who are customarily employed for five months or less in a calendar year; and

(iii)employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. Notwithstanding the foregoing, an individual shall not be eligible if his or her participation in this Plan is prohibited by the law of any country having jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in this Plan.

(b)No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under this Plan. Notwithstanding the foregoing, the rules of Section 424(d) of the Code shall apply in determining share ownership and the extent to which shares held under outstanding equity awards are to be treated as owned by the employee.

5.OFFERING DATES.

(a)Each Offering Period of this Plan may be of up to 27 months’ duration and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of one Purchase Period during which Contributions made by Participants are accumulated under this Plan.

(b) An Offering Period shall commence on the Effective Date and shall end with the Purchase Date that occurs on June 30, 2026 or another date selected by the Committee which is approximately six months after the commencement of the initial Offering Period, but no more than 27 months after the commencement of the initial Offering Period. The initial Offering Period shall consist of one Purchase Period. Thereafter, a six-month Offering Period shall commence on each July 1 and January 1, with each such Offering Period also consisting of one six-month Purchase Period, except as otherwise provided by an applicable sub-plan, or on such other date determined by the Committee. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date, up to a maximum duration of 27 months.

(c)To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Purchase Period, the current Offering Period shall end, and Participant shall be automatically enrolled in the subsequent Offering Period, as specified under Section 5(a) or Section 5(b), as applicable. Any funds accumulated in a Participant’ s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

6.PARTICIPATION IN THIS PLAN.

(a)Any employee who is an eligible employee determined in accordance with Section 4 and was a participant of the offering period under the Plan that ended immediately prior to its amendment and restatement on January 1, 2026 will be automatically enrolled in the initial Offering Period under this Plan. With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.

(b)With respect to Offering Periods after the initial Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c)Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7.GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the Purchase Price (as described in Section 8 below). The maximum amount that the Participant may contribute during any Purchase Period shall be 15% of the Participant’s Compensation for such Purchase Period or such other percentage as determined by the Committee prior to the start of the Purchase Period, and the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be 85% of the lesser of:

(a)The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date.

9.PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.

(a)The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that Contributions may be made in another form due to local legal requirements. The Contributions are made as a percentage of the Participant’s Compensation in 1% increments not less than 1%, nor greater than 15% or such other limit set by the Committee. “Compensation” shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean all cash compensation reported on the employee’s Form W-2 or corresponding local country tax return, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, and draws against commissions. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 40l(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Contributions shall commence on the first payday following the last Purchase Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.

(b)A Participant may decrease the rate of Contributions during an Offering Period by filing with the Company or a third party designated by the Company a new authorization for Contributions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of Contributions may be made once during an Offering Period, but up to twice during the initial Offering Period, or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of Contributions for any subsequent Offering Period by filing with the Company or a third party designated by the Company a new authorization for Contributions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)A Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company or a third party designated by the Company a request for cessation of Contributions. Such reduction shall be effective beginning no later than the second payroll period after the Company’ s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’ s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)All Contributions made for a Participant are credited to his or her book account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, except to the extent necessary to comply with local legal requirements outside the United States.

(e)On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share for such automatic purchase shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date that is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent necessary to comply with local legal requirements outside the United States); however, the Committee may provide that such amounts may be carried forward into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f)As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option to purchase shares hereunder.

(g)During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h)To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.LIMITATIONS ON SHARES TO BE PURCHASED.

(a)Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i)    In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary).

(ii)    In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such Contributions, the Company must apply the rate in effect immediately prior to such suspension.

(b)The Committee shall establish a maximum number of shares that may be purchased on any one Purchase Date. The Committee will communicate the applicable limit to Participants prior to commencement of the Offering Period for which it is effective.

(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’ s option to each Participant affected.

(d)Any Contributions accumulated in a Participant’ s account that are not used to purchase stock due to the limitations in this Section 10, and not subject to the automatic purchase provision of Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.WITHDRAWAL.

(a)Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for Contributions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12.TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan (except as required due to local legal requirements outside the United States). In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.CAPITAL CHANGES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15.NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant Contributions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee ’ s employment.

19.EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under the Section 423 Component of this Plan shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20.NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.TERM; STOCKHOLDER APPROVAL. The amendment and restatement of the Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within 12 months before or after the date this amendment and restatement of the Plan is adopted by the Board. The amendment and restatement of the Plan will become effective upon the Effective Date. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than 27 months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their Contributions without interest). If the amendment and restatement of the Plan is not approved by the stockholders of the Company within 12 months before or after the date this amendment and restatement of the Plan is adopted by the Board, then it shall be null and void and the Plan shall continue in effect without the terms approved in the amendment and restatement. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below) or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.

22.DESIGNATION OF BENEFICIARY.

(a)Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b)If authorized by the Company, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’ s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant or to the legal heirs of the Participant.

23.CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. Unless otherwise required by applicable law, if the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during an Offering Period, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’ s base salary and other eligible Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27.CODE SECTION 409A; TAX QUALIFICATION.

(a)Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b)Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28.DEFINITIONS.

(a)“Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(d)“Committee” shall mean the Compensation Committee of the Board (or any successor committee), or such other committee as designated by the Board to administer the Plan under Section 3.

(e)“Common Stock” shall mean the common stock of the Company.

(f)“Company” shall mean Spyre Therapeutics, Inc. (f/k/a Aeglea BioTherapeutics, Inc.) and any successor corporation.

(g)“Contributions” means payroll deductions taken from a Participant’s Compensation and used to purchase shares of Common Stock under the Plan and, to the extent payroll deductions are not permitted by applicable laws (as determined by the Committee in its sole discretion) contributions by other means, provided, however, that allowing such other contributions does not jeopardize the qualification of the Plan as an “employee stock purchase plan” under Section 423 of the Plan.

(h)“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i)“Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(i)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(ii)    if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(iii)    if none of the foregoing is applicable, by the Board or the Committee in good faith.

(j)“Non-Section 423 Component” means the part of the Plan which is not intended to meet the requirements set forth in Section 423 of the Code.

(k)“Notice Period” shall mean within two years from the Offering Date or within one year from the Purchase Date on which such shares were purchased.

(l)“Offering Date” shall mean the first business day of each Offering Period.

(m)“Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(n)“Parent” shall have the same meaning as “ parent corporation” in Section 424(e) of the Code.

(o)“Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(p)“Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan. For purposes of the Section 423 Component, only the Parent and Subsidiaries may be Participating Corporations, provided, however, that at any given time a Parent or Subsidiary that is a Participating Corporation under the Section 423 Component shall not be a Participating Corporation under the Non-Section 423 Component. The Committee may provide that any Participating Corporation shall only be eligible to participate in the Non-Section 423 Component.

(q)“Plan” shall mean this Spyre Therapeutics, Inc. Amended and Restated 2016 Employee Stock Purchase Plan, as may be amended from time to time.

(r)“Purchase Date” shall mean the last business day of each Purchase Period.

(s)“Purchase Period” shall mean a period during which Contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 8.

(t)“Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

(u)“Section 423 Component” means the part of the Plan, which excludes the Non- Section 423 Component, pursuant to which options to purchase shares of Common Stock under the Plan that satisfy the requirements for “employee stock purchase plans” set forth in Section 423 of the Code may be granted to eligible employees.

(v)“Subsidiary” shall have the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

SPYRE THERAPEUTICS

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SPYRE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following listed nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors for terms expiring in 2029.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark McKenna
02) Cameron Turtle, D.Phil.
03) Laurie Stelzer

The Board of Directors recommends you vote FOR the following proposals:

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The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V89765-P45610

SPYRE THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 27, 2026 12:00 PM EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Cameron Turtle, Scott Burrows and Heidy King-Jones, or any of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side of this card, all the shares of common stock of Spyre Therapeutics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Spyre Therapeutics, Inc. to be held at 12:00 p.m. Eastern Time on May 27, 2026, live via the Internet, at www.virtualshareholdermeeting.com/SYRE2026 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS CARD ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

Continued and to be signed on reverse side